Exhibit 10.1
AMENDMENT NO. 1 TO AMKOR TECHNOLOGY, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) is made by AMKOR TECHNOLOGY, INC., a Delaware corporation (the “Company”).
WHEREAS, pursuant to Section 21 of the Plan, the Board of Directors of the Company has the authority to amend the Plan.
NOW THEREFORE, effective March 4, 2015, the Plan is hereby amended as follows:
1. Section 12 of the Plan is hereby amended and restated in its entirety as follows:
“12. Formula Option and Restricted Stock Grants to Outside Directors.
(a) General. All grants of Options and Restricted Stock to Outside Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(b) Type of Awards. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other applicable terms and conditions of the Plan (including, without limitation, Section 6(d)(ii)-(vi)). Except as otherwise provided herein, all Restricted Stock granted pursuant to this Section will be subject to the other applicable terms and conditions of the Plan.
(c) No Discretion. No person will have any discretion to select which Outside Directors will be granted awards of Options and Restricted Stock under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12(i) and 16).
(d) Initial Award. Each person who first becomes an Outside Director will be automatically granted: (i) an Option to purchase a number of Shares equal to the product of (I) 20,000 multiplied by (II) a fraction, the numerator of which is the number of days in the period beginning on the date such person first becomes an Outside Director and ending on the date of the first annual meeting of the stockholders of the Company thereafter, and the denominator of which is 365 (the “Fraction”) rounded down to the nearest whole number (the “Initial Option”) and (ii) and Award of Restricted Stock equal to the product of (I) $40,000 divided by the Fair Market Value of a Share on the date such person first becomes an Outside Director multiplied by (II) the Fraction rounded down to the nearest whole number (the “Initial Restricted Stock Award”). The Initial Option and the Initial Restricted Stock Award shall be granted on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option or an Initial Restricted Stock Award.
(e) Annual Option. Each Outside Director will be automatically granted an Option to purchase twenty thousand (20,000) Shares (an “Annual Option”) on each date of the annual meeting of the stockholders of the Company.
(f) Option Terms. The terms of each Option granted pursuant to this Section 12 will be as follows:
(i) The term of the Option will be ten (10) years, subject to earlier termination as set forth in the Award Agreement.
(ii) The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.
(iii) Subject to Section 16, the Option will vest and become exercisable as to one hundred percent (100%) of the Shares subject to the Option on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.
(g) Annual Restricted Stock Award. Each Outside Director will be automatically granted Restricted Stock having a Fair Market Value of forty thousand dollars ($40,000) (an “Annual Restricted Stock Award”) on each date of the annual meeting of the stockholders of the Company.
(h) Restricted Stock Terms. Notwithstanding anything to the contrary in Section 7(b), the Period of Restriction applicable to each Initial Restricted Stock Award and each Annual Restricted Stock Award shall lapse on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.
(i) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Options and Restricted Stock to be granted under this Section 12, including, without limitation, the number of Shares and exercise prices thereof, for Options and Restricted Stock granted on or after the date the Administrator determines to make any such change or revision.
(j) Other Awards. Nothing in this Section 12 will limit the ability of the Administrator to grant any other Award under the Plan to Outside Directors in addition to the Options and Restricted Stock that are granted to them under this Section 12.”
2. Except as expressly amended hereby, the Plan shall remain unmodified and in full force and effect.